UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2011

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Private Placement of Convertible Notes

On June 29, 2011, Satcon Technology Corporation (“Satcon,” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”) in connection with the private placement (the “Private Placement”) of $16,000,000 aggregate principal amount of unsecured, subordinated convertible notes (the “Notes”).  The shares to be issued upon conversion of the Notes, or as payment of interest on the Notes in lieu of cash, have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.  The Private Placement closed on June 30, 2011.

Among other terms, the Purchase Agreement provides that (1) the Company will not issue, offer or sell any equity securities of the Company, including convertible securities, subject to certain exceptions, until the date that is 30 days following the earlier of (i) the effectiveness of the Registration Statement covering the shares underlying the Notes (as described below) and (ii) the six month anniversary of the closing date of the issuance and sale of the Notes and (2) the Company will not redeem or declare or pay any dividends on, any of its securities without consent of the Purchaser.

The Company also entered into a Registration Rights Agreement with the Purchasers pursuant to which the Company agreed to register the common stock issuable upon conversion of, or the payment of interest on, the Notes, as further described below.  The net proceeds of the sale of the Notes are expected to be approximately $15.0 million, after deducting placement fees and other offering-related expenses.

The description of the Private Placement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, Registration Rights Agreement and Notes, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with the Private Placement.

Subordinated Convertible Notes

The Notes have an aggregate principal amount of $16 million and are convertible into shares of the Company’s common stock at a conversion price of $2.92, subject to adjustment for stock splits, stock dividends, combinations, distributions of assets or evidence of indebtedness, mergers, consolidations, sales of all or substantially all assets, tender offers, exchange offers, reclassifications or compulsory share exchanges.  In addition, the conversion price will be adjusted, on the eleventh trading day following the public announcement of Satcon’s financial results for the quarter ending September 30, 2011 (the “Adjustment Date”), to the lower of (i) the then effective conversion price and (ii) 110% of the arithmetic average of the volume weighted average price of the Company’s common stock for the ten consecutive trading days ending on the trading day immediately preceding the Adjustment Date.  The Notes are convertible at the option of the holders into shares of the Company’s common stock at any time at the then applicable conversion price.

The Notes mature on July 1, 2013, and bear interest at a rate of 7.0% per annum.  Interest is payable monthly, beginning on November 1, 2011, and may be made in cash or, at the option of the Company if certain equity conditions are satisfied, in shares of its common stock.  If interest is paid in shares of common stock, the price per share will be at the lower of (i) the then current conversion price and (ii) 88% of the arithmetic average of the volume weighted average rice of Satcon’s common stock for the ten consecutive trading days ending on the trading day immediately preceding the payment date.

If at any time following the Adjustment Date, the closing sale price of Company common stock exceeds 175% of the conversion price for 30 consecutive trading days, then, if certain equity conditions are satisfied, the Company may require the holders of the Notes to convert all or any part of the outstanding principal into shares of common stock at the then applicable conversion price, provided that the Company may only make a one-time election to force conversion.  The Notes contain certain limitations on optional and mandatory conversion, including that, absent stockholder approval of the transaction, the Company will not issue shares of common stock under the Notes in excess of 19.99% of the Company’s outstanding shares on the closing date.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not incur any indebtedness that is senior to, or on parity with, the Notes in right of payment, subject to limited exceptions for existing indebtedness.  Events of default under the Notes include, among others, payments defaults, cross-defaults, the Company’s common stock is suspended from trading for a period of time or no longer listed on an eligible trading market, and certain bankruptcy-type events involving the Company or any subsidiary.  Upon an event of default, the holders may elect to require the Company to redeem all or any portion of the outstanding principal amount of the Notes for a price equal to the greater of 120% of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as the holders deliver a redemption notice and (B) the greatest closing sale price of the Company’s common stock on any trading day during the period starting on the date immediately preceding the event of default and ending on the trading day immediately prior to the date the Company is required to pay the redemption amount.  The holders may elect to require the Company to redeem for cash all or any portion of the outstanding principal on the Notes in connection with a change of control of the Company.

In addition, at any time after the 60th day following the earlier to occur of (i) the first date on which the resale of common stock underlying the Notes is covered by one or more effective registration statements and (ii) the six month anniversary of the closing of the Private Placement, the Company may redeem all (but not less than all) of the then outstanding amount of the Notes in cash at a price equal to the greater of 125% of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as the Company delivers a redemption notice and (B) the greatest closing sale price of the Company’s common stock on any trading day during the period starting on the date notice of redemption is given and ending on the date immediately prior to the redemption, provided that the Company may only deliver one such redemption notice.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed with the Purchasers to provide certain rights to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares of its common stock issuable upon any conversion of the Notes and as payment of interest on the Notes in lieu of cash.  The Company agreed to file a registration statement under the Securities Act within 20 days of the closing of the Private Placement to register the resale of the shares of common stock issuable upon conversion of the Notes and as payment of interest on the Notes.  The Company agreed to use its best efforts to cause the registration statement to be declared effective within 70 days following the closing of the Private Placement (or 90 days of the registration statement is reviewed by the Securities and Exchange Commission) and to keep the registration statement effective until the earlier of (1) the date all of the securities covered by the registration statement have been sold and (2) the date all of the securities covered by the registration statement may be sold without restriction under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  If the Company fails to comply with these or certain other provisions, then the Company shall be required to pay liquidated damages of 1% of the aggregate outstanding principal amount of the Notes for the initial occurrence of such failure and for each subsequent 30 day period in which the failure continues.

Amendment to SVB Credit Agreement

On June 30, 2011, the Company and certain of its subsidiaries entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Silicon Valley Bank.  Under the Amendment, the termination date of the revolving loans under the Credit Agreement was amended to be April 30, 2013.

Amendment to Outstanding Warrants

On June 30, 2011, the Company entered into amendments to certain outstanding warrants with the holders thereof (the “Warrant Amendments”).  Pursuant to the Warrant Amendments, the exercise price of the warrants was set at $2.00 per share, subject to adjustment as set forth in the warrants.  This summary is not complete and is qualified in its entirety by reference to the full text of the Warrant Amendments, each of which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.02.                                        Results of Operations and Financial Condition.

On July 5, 2011, the Company issued a press release announcing preliminary unaudited financial results for revenue and gross margin for the quarter ended June 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.  The information set forth in this Item 2.02 and Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 2.05.                                        Costs Associated With Exit or Disposal Activities.

On June 30, 2011, the executive management of the Company communicated to its employees a plan to terminate 85 employees, representing approximately 15% of the Company’s global workforce, to reduce operating expenses and improve the Company’s cost structure.  Most notices of termination were given on June 30, 2011.  The Company anticipates incurring current and future cash expenditures of approximately $1.0 million relating to the terminations, for a total pre-tax charge of approximately $1.0 million in the second quarter of fiscal 2011.  The Company estimates this action will result in pre-tax savings of approximately $5.0 million per year beginning in the third quarter of fiscal 2011.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws.  These statements reflect the Company’s current views with respect to future events and are based on its management’s current assumptions and information currently available.  Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions; the risks and uncertainties described in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2010; and other factors identified from time to time in the Company’s periodic filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statements contained herein.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.  The Notes were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of the Company’s stockholders was held on June 30, 2011.  The final results of the voting for the four matters submitted to stockholders at the annual meeting are set forth below.

Proposal 1 - Election of Directors

Each of the following nominees for Class II director were elected based on the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes

Philip J. Deutch	48,814,433	9,583,614	—

Robert G. Schoenberger	47,946,625	10,451,422	—

Proposal 2 - Advisory Vote on Compensation of Executive Officers

The compensation of named executive officers was approved on an advisory basis based on the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes

56,416,263	1,715,536	266,246	39,596,288

Proposal 3 - Advisory Vote on Frequency of Future Stockholder Advisory Votes on Compensation of Named Executive Officers

Stockholders recommended that the advisory vote on the compensation of named executive officers be held every two years based on the following vote:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

17,738,264	37,919,087	2,548,331	192,364	39,596,287

A majority of the votes cast by stockholders was in line with the recommendation of the Company’s board of directors to hold an advisory vote on the compensation of named executive officers every two years. The Company include an advisory vote on the compensation of executive officers in its proxy materials every two years until the next required advisory vote on the frequency of future advisory votes on the compensation of named executive officers.

Proposal 4 - Ratification of Selection of Independent Registered Public Accounting Firm

McGladrey & Pullen, LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 based on the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes

96,590,762	921,017	482,554	—

Item 7.01                                             Regulation FD Disclosure.

On July 5, 2011, the Company issued a press release announcing the Private Placement.  A copy of this press release is attached hereto as Exhibit 99.1.  The information set forth in this Item 7.01 and Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                              Exhibts

Exhibit No.	Description

4.1	Agreement to Amend Warrant, dated June 30, 2011, between the Company and Horizon Credit I LLC

4.2	Agreement to Amend Warrant, dated June 30, 2011, between the Company and Velocity Venture Funding, LLC

10.1	Securities Purchase Agreement, dated as of June 29, 2011, by and between the Company and the Purchaser identified on the signature pages thereto

10.2	Form of Subordinated Convertible Note

10.3	Form of Registration Rights Agreement

99.1	Press Release issued by the Company on July 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: July 5, 2011	By:	/s/ Aaron M. Gomolak
Aaron M. Gomolak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Agreement to Amend Warrant, dated June 30, 2011, between the Company and Horizon Credit I LLC

4.2	Agreement to Amend Warrant, dated June 30, 2011, between the Company and Velocity Venture Funding, LLC

10.1	Securities Purchase Agreement, dated as of June 29, 2011, by and between the Company and the Purchaser identified on the signature pages thereto

10.2	Form of Subordinated Convertible Note

10.3	Form of Registration Rights Agreement

99.1	Press Release issued by the Company on July 5, 2011